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                                                                    EXHIBIT 23.1

                    Consent of Independent Public Accountants


         We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Hoenig Group Inc. Amended and Restated 1996 Long-Term Stock Incentive Plan, the 1994 Stock Option Plan and the 1991 Stock Option Plan of our report dated March 24, 2000 appearing in the Hoenig Group Inc. Annual Report on Form 10-K for the period ended December 31, 1999 filed with the Securities and Exchange Commission and to all references to our firm included in this registration statement.


                                    /s/   Deloitte & Touche LLP


New York New York

December 8, 2000